UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 10, 2019
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 10, 2019, Huron Consulting Group Inc. (the "Company") entered into the sixth amendment (the "Sixth Amendment") to the lease agreement dated December 2003, as amended to date (as amended, the "Lease"), with Onni Van Buren Chicago LLC (the "Landlord") for the Company's principal executive offices located at 550 W. Van Buren Street, Chicago, Illinois (the "Premises").
Among other items, the Sixth Amendment, which has an effective date of October 1, 2019:

•	Extends the term of the Lease from September 30, 2024 to September 30, 2029, and provides a renewal option to extend the Lease for an additional five year period to September 30, 2034;

•
Effective October 1, 2019, terminates the Lease with respect to certain leased space at the Premises which the Company previously vacated, reducing the size of the Premises from 159,912 square feet to 139,245 square feet;

•
Effective September 30, 2021, terminates the lease with respect to certain leased space at the Premises which the Company previously vacated and currently subleases to a third-party, further reducing the size of the Premises to 133,852 square feet;

•	Provides the Company the right to terminate the Lease effective September 30, 2026, subject to certain conditions and payment of an early termination fee as provided in the Sixth Amendment; and
•Modifies the future base rent payments for the Premises to be as follows:

Base Rent Period	Annual Rate per Square Foot	Rentable Square Feet	Annual Base Rent		Monthly Base Rent
October 1, 2019 - September 30, 2020	$18.75	139,245	$2,610,843.75	*	$217,570.31
October 1, 2020 - September 30, 2021	$19.25	139,245	$2,680,466.25	*	$223,372.19
October 1, 2021 - September 30, 2022	$23.00	133,852	$3,078,596.00		$256,549.67
October 1, 2022 - September 30, 2023	$23.58	133,852	$3,155,560.90		$262,963.41
October 1, 2023 - September 30, 2024	$24.16	133,852	$3,234,449.92		$269,537.49
October 1, 2024 - September 30, 2025	$24.77	133,852	$3,315,311.17		$276,275.93
October 1, 2025 - September 30, 2026	$25.39	133,852	$3,398,193.95		$283,182.83
October 1, 2026 - September 30, 2027	$26.02	133,852	$3,483,148.80		$290,262.40
October 1, 2027 - September 30, 2028	$26.67	133,852	$3,570,227.52		$297,518.96
October 1, 2028 - September 30, 2029	$27.34	133,852	$3,659,483.21		$304,956.93
* Subject to reduction for abatement of base rent and the Company's pro rata share of operating expenses and taxes for the period from October 1, 2019 through January 15, 2021.
In addition to the above future base rent payments, the Company will be responsible for its pro rata share of operating expenses and taxes for the building, subject to the abatement described above. Under the Sixth Amendment, the Landlord will make a one-time cash payment to the Company in the amount of $4.6 million, payable upon execution of the Sixth Amendment.
The foregoing description of the terms of the Sixth Amendment does not purport to be a complete description of the Sixth Amendment and is qualified in its entirety by reference to the text of the Sixth Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number		Exhibit Description
10.1	*	Sixth Amendment to Office Lease by and between Huron Consulting Services LLC and Onni Van Buren Chicago LLC, dated October 3, 2019.
101.INS		Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH		Inline XBRL Taxonomy Extension Schema Document
101.CAL		Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB		Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE		Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF		Inline XBRL Taxonomy Extension Definition Linkbase Document
104		Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
* Pursuant to Regulation S-K 601(b)(10)(iv), certain exhibits to this Exhibit have been omitted. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, a copy of any or all omitted exhibits.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	October 16, 2019	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer